Exhibit 99.1

Contacts:
Cris Larson	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8505	360-668-3701
cris.larson@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Retirement of $133.5 Million of 2.00% Convertible Senior Notes Due February 2012

INCLINE VILLAGE, NV, July 5, 2011 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) announced today that it has completed the retirement of the remaining $133.5 million in aggregate principal of the Company’s 2.00% Convertible Senior Notes, due February 15, 2012 (the Notes), for $133.9 million plus interest of $1.0 million. With the completion of this redemption, no Notes remain outstanding.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. PDL is focused on maximizing the value of its antibody humanization patents and related assets. The Company receives royalties on sales of a number of humanized antibody products marketed by leading pharmaceutical and biotechnology companies today based on patents which expire in late 2014. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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